INDEPENDENT  AUDITORS'  CONSENT

We consent to the incorporation by reference in the Registration Statements No. 333-4780 and 333-4532 on Forms S-3 and S-8, respectively, of Track Data Corporation, our report dated February 17, 1995 (relating to the 1994 financial statements of Track Data (Japan) Ltd., not presented separately herein) in this Annual Report on Form 10-K of Track Data Corporation for the year ended December 31, 1996.



Deloitte  Touche  Tohmatsu
Tokyo,  Japan
March  24,  1997